Exhibit 13.1

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2009 (the “Annual Report”) for the purposes of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Eduardo Fernando Caride, the Chairman, and Sebastián Minoyetti, the Chief Financial Officer of Telefónica de Argentina S.A., each certifies that, to the best of his knowledge:

1.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Telefónica de Argentina S.A.

Date: April 9, 2010

By:	/s/ Eduardo Fernando Caride
	Name:	Eduardo Fernando Caride
	Title:	Chairman

By:	/s/ Sebastián Minoyetti
	Name:	Sebastián Minoyetti
	Title:	Chief Financial Officer